UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2015

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RVUE HOLDINGS INC.

(Exact name of Registrant as Specified in its Charter)

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Nevada	000-54348	94-3461079
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

275 North York Street
Elmhurst, Illinois	60126
(Address of Principal Executive Offices)	(Zip Code)

(312) 361-3368

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

.	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

.	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

.	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

.	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry Into a Material Definitive Agreement

rVue Holdings, Inc. (the “Company”) has implemented a strategic financing strategy that includes the raising of short term cash.  Management's goal is to provide for the Company’s short-term liquidity needs and to finance its operations pending raising additional capital from other sources.  There can be no assurance that such capital will be available on favorable terms, in the time required, or at all.

Typenex Note

On July 8, 2015 (the “Closing Date”), the Company entered into a Securities Purchase Agreement dated July 7, 2015 but effective July 8, 2015 (the “Typenex SPA”) with Typenex Co-Investment, LLC (“Typenex”).  Pursuant to the Typenex SPA, the Company issued to Typenex a convertible promissory note (the “Typenex Note”) in the principal amount of $252,500, deliverable in four tranches as described below.

The Typenex Note has a term of 17 months, an interest rate of 10% per annum and an original issue discount (OID) of $22,500.   The net proceeds to the Company from the Typenex Note were $225,000, in the form of: (a) an initial tranche of $75,000 in cash (gross proceeds of $87,500, less $7,500 in original issue discount (OID) and $5,000 in expense reimbursements), and (b) three promissory notes of $55,000 each (each consisting of $55,000 in gross proceeds, less $5,000 in OID) (the “Investor Notes”).  Typenex may elect, in its sole discretion, to fund one or more of the Investor Notes.  Absent such an election by Typenex, the Investor Notes will not result in cash proceeds to, or an obligation to repay on the part of, the Company.

Beginning on the date that is six (6) months after the Closing Date and on the same day of each month thereafter until the maturity date, so long as any amount is outstanding under the Typenex Note, the Company is required to pay to Typenex installments of principal equal to $21,041.67 (or such lesser principal amount is then outstanding), plus the sum of any accrued and unpaid interest.  Payments of each installment amount may be made in cash.  Alternatively, Typenex or the Company may elect to convert an installment amount into Common Stock as described below.

Beginning six (6) months after the Closing Date, Typenex may convert the balance of the Typenex Note, or any installment or portion thereof, utilizing the conversion price calculation set forth below.  Generally, the conversion price will be equal to the lower of (a) $0.08 per share and (b) the “Market Price.”  The “Market Price” is calculated by applying a discount of 30% to the average of the three (3) lowest closing bid prices during the twenty (20) trading days immediately preceding the applicable conversion.  The Company may also elect to make payment of installments in the form of equity on substantially the same terms, subject to the terms and conditions of the Typenex Note.

The Typenex Note contains customary adjustments to the conversion price that are favorable to Typenex, including among others adjustments that reduce the conversion price per share in the event that: (a) the Company’s market capitalization falls below $3,000,000, (b) the average of the three (3) lowest closing bid prices during the twenty (20) trading days immediately preceding the applicable conversion date falls below $0.02, (c) the shares of Common Stock available via conversion are not DTC-eligible, or (d) certain major events of default occur.  In addition, except with regard to securities issued under an approved stock plan of the Company, if, at any time that the Typenex Note is outstanding, the Company sells or issues any Common Stock or other securities exercisable for, or convertible into, Common Stock for a price per share that is less than the conversion price applicable under the Typenex Note, then such lower price will apply to all subsequent conversions by Typenex.  Finally, so long as the Typenex Note is outstanding, if any future financing contains more investor-favorable terms, those terms will apply to the Company’s financing arrangement with Typenex as well.

The Company has the right to prepay the Typenex Note under certain circumstances, generally subject to payment of a 25% prepayment penalty.

In the event of a default, the Typenex Note may be accelerated by Typenex. The outstanding balance would be immediately due and payable at the greater of the outstanding balance divided by the applicable conversion price, or the default effect, which is calculated by multiplying the conversion-eligible outstanding balance by 15% for each major default or 5% for each minor default and then adding the resulting product to the outstanding balance as of the date of default.  In addition, a default interest rate of the lesser of 22% per annum (or the maximum rate permitted under law) will be applied to the outstanding balance.

Typenex is prohibited from owning more than 4.99% of the Company’s outstanding shares Pursuant to the Typenex Note, unless the market capitalization of the Company’s common stock is less than $10,000,000, in which case Typenex is prohibited from owning more than 9.99% of the Company’s outstanding shares.

In the event that the Typenex Note is not repaid in cash in its entirety, Company shareholders will suffer dilution if and to the extent that the balance of the Typenex Note is converted into Common Stock.

The foregoing descriptions of the Typenex Note and related documents are qualified in their entirety by the text of such documents which are annexed to this Current report as Exhibits 4.1 and 4.2.

Item 2.03

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 3.02

Unregistered Sale of Equity Securities

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.  The Typenex Note was issued by the Company under the exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended and/or Regulation D promulgated thereunder, as the securities were issued to an accredited investor, without a view to distribution, and were not issued through any general solicitation or advertisement.

Item 9.01

Financial Statements and Exhibits

Exhibit No.	Description of Exhibit

4.1	Securities Purchase Agreement by and between the Company and Typenex Co-Investment, LLC, dated July 9, 2015

4.2	Convertible Promissory Note issued to Typenex Co-Investment, LLC

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RVUE HOLDINGS, INC.

By:	/s/ Mark Pacchini
Mark Pacchini Chief Executive Officer

Date:  July 14, 2015

Index to Exhibits

Exhibit No.	Description of Exhibit

4.1	Securities Purchase Agreement by and between the Company and Typenex Co-Investment, LLC, dated July 7, 2015 but effective as of July 8, 2015

4.2	Convertible Promissory Note issued to Typenex Co-Investment, LLC dated July 7, 2015 but effective as of July 8, 2015